As filed with the Securities and Exchange Commission on August 26, 1999
                                                Registration No. 333-
=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549
                                __________

                           REGISTRATION STATEMENT
                                ON FORM S-8
                      UNDER THE SECURITIES ACT OF 1933
                                __________

                    INDEPENDENCE COMMUNITY BANK CORP.
          (Exact name of registrant as specified in its charter)

                Delaware                            13-3387931
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
       incorporation or organization)

195 Montague Street, Brooklyn, New York                  11201
  (Address of principal executive offices)            (Zip Code)


                  STOCK OPTIONS ASSUMED IN ACQUISITION OF
                       BROAD NATIONAL BANCORPORATION
                          (Full title of the plan)

                             Charles J. Hamm
        Chairman of the Board, President and Chief Executive Officer
                     Independence Community Bank Corp.
                            195 Montague Street
                          Brooklyn, New York 11201
                 (Name and address of agent for service)

                             (718) 722-5300
       (Telephone number, including area code, of agent for service)

                               Copies to:
                         Philip Ross Bevan, Esq.
                          Cristin Zeisler, Esq.
                 Elias, Matz, Tiernan & Herrick L.L.P.
                          734 15th Street, N.W.
                         Washington, D.C. 20005
                            (202) 347-0300

                     CALCULATION OF REGISTRATION FEE

=============================================================================
Title of securities Amount to be Offering price  Aggregate       Amount of
to be registered     registered   per share   offering price registration fee
_____________________________________________________________________________
Common Stock, par
value $.01 per share  637,510     $13.09(1) $8,345,005.90(2)    $2,319.91(2)

=============================================================================
(1) Reflects the weighted average exercise price of the options covered hereby.
(2) Calculated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee, based on the weighted average option exercise price of the shares issuable.

  This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 14 C.F.R. Section 230.462.



                                  Purpose
                                  _______

  The purpose of this registration statement is to register on Form S-8 shares of common stock, par value $.01 per share (the "Common Stock") of Independence Community Bank Corp. (the "Company") issuable upon exercise of certain stock options assumed by the Company in connection with the acquisition by the Company of Broad National Bancorporation ("Broad").


                                   PART I

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

____________________
  * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.


                                   PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

    The following documents previously or concurrently filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

             (a) The Company's Annual Report on Form 10-K for the year ended March 31, 1999.

             (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

             (c) The description of the Common Stock of the Company as contained in Item 1, "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A as filed on October 17, 1997 (File No. 000-23229).

             (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

                                     II-1


    Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable because the Company's Common Stock was registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

    Not Applicable to this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

    In accordance with the General Corporation law of the State of Delaware, Articles 9 and 10 of the Registrant's Certification of Incorporation and
Article VI of the Registrant's Bylaws provide as follows:

Article 9 of Certification of Incorporation

    Liability of Directors and Officers.   The personal liability of the
directors and officers of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the effective date of this Certificate of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article 9 shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

Article 10 of Certificate of Incorporation

    Indemnification.   The Corporation shall indemnify its directors,
officers, employees, agents and former directors, officers, employees and agents, and any other persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such director, officer, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the General Corporation Law of the State of

                                     II-2


Delaware, provided, however, that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors and administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this
Article 10.

Article VI of Bylaws - Indemnification, etc. of Directors, Officers and
                       Employees

    6.1  Indemnification.   The Corporation shall provide indemnification to
its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporation's Certificate of Incorporation.

    6.2  Advancement of Expenses.   Reasonable expenses (including attorneys'
fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

    6.3  Other Rights and Remedies.   The indemnification and advancement of
expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

    6.4  Insurance.   Upon resolution passed by the Board of Directors, the
Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer of employee of the Corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against

                                     II-3


such liability under the provisions of its Certificate of Incorporation or this Article VI.

    6.5  Modification.   The duties of the Corporation to indemnify and to
advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

Item 7.  Exemption from Registration Claimed.

    Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.


      Regulation S-K
        Exhibit No.                       Document
      ______________                      ________


            2 Agreement and Plan of Merger between Independence Community Bank Corp. and Broad National
                     Bancorporation dated February 1, 1999 (without exhibits)*

            4        Form of Stock Certificate**


            5        Opinion of Elias, Matz, Tiernan & Herrick L.L.P.


           10.1      Broad National Bancorporation Incentive Stock Option Plan


           10.2      1993 Broad National Bancorporation Incentive Stock
                     Option Plan


           10.3 1993 Broad National Bancorporation Directors Non-Statutory Stock Option Plan


           10.4      1996 Broad National Bancorporation Incentive Stock
                     Option Plan


           10.5 1996 Broad National Bancorporation Directors Non-Statutory Stock Option Plan


           23.1 Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibit 5)


           23.2      Consent of Independent Accountants


           24 Power of Attorney for any subsequent amendments (located in the signature pages of this Registration Statement).

__________________

* Incorporated by reference from the Company's Form S-4 (File No. 333-75545) initially filed on April 1, 1999.
** Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 333-30757).

                                     II-4


Item 9.  Undertakings.

  The undersigned Registrant hereby undertakes:

  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person

                                     II-5


of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.








                                     II-6



                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brooklyn, New York, on this 26th day of August, 1999.

                           INDEPENDENCE COMMUNITY BANK CORP.



                         By:  /s/ Charles J. Hamm
                              ___________________________________
                              Charles J. Hamm
                              Chairman of the Board, President and
                                 Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Charles J. Hamm his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.



      Name                           Title                         Date
___________________        ____________________________        _______________
                           Chairman, President and Chief       August 26, 1999
/s/ Charles J. Hamm        Executive Officer
___________________        (principal executive officer)
Charles J. Hamm


/s/ Joseph S. Morgano       Director, Executive Vice
_____________________       President and Mortgage             August 26, 1999
Joseph S. Morgano           Officer


/s/ Frank S. Muzio          Executive Vice President and
___________________         Acting Chief Financial Officer
Frank S. Muzio              (acting principal financial
                            and accounting officer)            August 26, 1999


/s/ Willard N. Archie
_____________________       Director                           August 26, 1999
Willard N. Archie


/s/ Robert D. Catell
____________________        Director                           August 26, 1999
Robert D. Catell




      Name                           Title                         Date
___________________        ____________________________        _______________

/s/ Rohit M. Desai
__________________          Director                           August 26, 1999
Rohit M. Desai


/s/ Chaim Y.Edelstein
_____________________       Director                           August 26, 1999
Chaim Y. Edelstein


/s/ Donald H. Elliott
_____________________       Director                           August 26, 1999
Donald H. Elliott


/s/ Robert W. Gelfman
_____________________       Director                           August 26, 1999
Robert W. Gelfman


/s/ Scott M. Hand
_________________           Director                           August 26, 1999
Scott M. Hand


/s/ Donald E. Kolowsky
______________________      Director                           August 26, 1999
Donald E. Kolowsky


/s/ Janine Luke
_______________             Director                           August 26, 1999
Janine Luke


/s/ Malcolm MacKay
__________________          Director                           August 26, 1999
Malcolm MacKay


/s/ Wesley D. Ratcliff
______________________      Director                           August 26, 1999
Wesley D. Ratcliff


/s/ Donald M. Karp
__________________          Director                           August 26, 1999
Donald M. Karp